January 27, 2014

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 581 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 581 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 581 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.

13D Activist Fund

2.

Adaptive Allocation Fund

3.

Altegris/AACA Real Estate Long Short Fund

4.

Altegris Equity Long Short Fund

5.

Altegris Fixed Income Long Short Fund

6.

Altegris Futures Evolution Strategy Fund

7.

Altegris Macro Strategy Fund

8.

Altegris Managed Futures Strategy Fund

9.

Altegris Multi-Strategy Alternative Fund

10.

Anchor Alternative Income Fund

11.

Ascendant Balanced Fund

12.

Ascendant Natural Resources Fund

13.

Ascendant Natural Resources Master Fund

14.

Ascendant Deep Value Convertibles Fund (fka, Ascendant Diversified Income & Growth Fund and Ascendant MultiCap Equity Fund)

15.

Patriot Fund

16.

Astor Active Income ETF Fund

17.

Astor S.T.A.R. ETF Fund

18.

Astor Long/Short ETF Fund

19.

BTS Bond Asset Allocation Fund

20.

BTS Diversified Income Fund

21.

BTS Tactical Fixed Income Fund

22.

Bandon Isolated Alpha Fixed Income Fund

23.

Beech Hill Total Return Fund

24.

Biondo Focus Fund

25.

Biondo Growth Fund

26.

BTS Bond Asset Allocation Fund

27.

BTS Diversified Income Fund

28.

BTS Tactical Fixed Income Fund

29.

CMG Global Equity Fund

30.

CMG Managed High Yield Fund

31.

CMG SR Tactical Bond Fund

32.

CMG Tactical Futures Strategy Fund (fka, CMG Tactical Equity Strategy Fund)

33.

CWC Small Cap Aggressive Value Fund

34.

Chadwick & D’Amato Fund

35.

Changing Parameters Fund

36.

Diversified Risk Parity Fund

37.

Eagle MLP Strategy Fund

38.

EAS Crow Point Alternatives Fund

39.

Equinox MutualHedge Futures Strategy Fund

40.

The FX Strategy Fund

41.

GMG Defensive Beta Fund

42.

Ginkgo Multi-Strategy Fund

43.

The Giralda Fund

44.

Granite Harbor Alternative Fund

45.

Granite Harbor Tactical Fund

46.

Grant Park Managed Futures Strategy Fund

47.

Grant Park Multi-Alternative Strategies Fund

48.

Investment Partners Opportunities Fund

49.

Iron Horse Fund

50.

KCM Macro Trends Fund

51.

Leader Short-Term Bond Fund

52.

Leader Total Return Fund

53.

Makefield Managed Futures Strategy Fund

54.

Navigator Equity Hedged Fund

55.

Navigator Duration Neutral Bond Fund

56.

PSI Market Neutral Fund

57.

PSI Total Return Fund

58.

PSI Strategic Growth Fund

59.

PSI Tactical Growth Fund

60.

PSI Calendar Effects Fund

61.

PTA Comprehensive Alternatives Fund

62.

Pacific Financial Alternative Strategies Fund

63.

Pacific Financial Balanced Fund

64.

Pacific Financial Core Equity Fund

65.

Pacific Financial Explorer Fund

66.

Pacific Financial Faith & Values Based Conservative Fund

67.

Pacific Financial Faith & Values Based Moderate Fund

68.

Pacific Financial Faith & Values Based Diversified Growth Fund

69.

Pacific Financial Flexible Growth & Income Fund

70.

Pacific Financial Foundational Asset Allocation Fund

71.

Pacific Financial International Fund

72.

Pacific Financial Strategic Conservative Fund

73.

Pacific Financial Tactical Fund

74.

Power Dividend Index Fund

75.

Power Income Fund

76.

Princeton Futures Strategy Fund

77.

Probabilities Fund

78.

RPG Emerging Market Sector Rotation Fund

79.

Sandalwood Opportunity Fund

80.

Sierra Core Retirement Fund

81.

Sierra Strategic Income Fund

82.

SouthernSun Small Cap Fund

83.

SouthernSun U.S. Equity Fund

84.

Toews Hedged Commodities Fund

85.

Toews Hedged Emerging Markets Fund

86.

Toews Hedged Growth Allocation Fund

87.

Toews Hedged High Yield Bond Fund

88.

Toews Hedged International Developed Markets Fund

89.

Toews Hedged Large-Cap Fund

90.

Toews Hedged Small & Mid Cap Fund

91.

Toews Unconstrained Fixed Income Fund

92.

TransWestern Institutional Short Duration Government Bond Fund

93.

Wade Tactical Long Short Fund

94.

Zeo Strategic Income Fund